UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 10, 2004

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2004, Genesis Microchip Inc. (the “Company”) entered into Amendment No. 1 to the Separation Agreement and Release (the “Amendment”) with Chandrashekar M. Reddy, which amended that certain Separation Agreement and Release, dated January 3, 2003 (the “Original Agreement”). Mr. Reddy is a member of the Company’s Board of Directors and serves as a member of the Company’s Corporate Governance Committee. Mr. Reddy joined the Company as a Director when the Company acquired Sage, Inc. in February 2002. Mr. Reddy served as Vice Chairman and as Executive Vice President, Engineering of the Company from February 2002 to November 2002.

Pursuant to the terms of the Amendment, the exercise date for certain options to purchase an aggregate of 46,346 shares of the Company’s common stock, which were to expire on November 11, 2004, have been extended to May 30, 2005.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 10.32, and the Original Agreement which was filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on June 20, 2003.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.9*	Separation Agreement and Release dated January 3, 2003 between Genesis Microchip Inc. and Chandrashekar M. Reddy.

10.32	Amendment No. 1 to Separation Agreement and Release dated November 10, 2004 between Genesis Microchip Inc. and Chandrashekar M. Reddy.

*	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: November 15, 2004	By:	/s/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.9*	Separation Agreement and Release dated January 3, 2003 between Genesis Microchip Inc. and Chandrashekar M. Reddy.

10.32	Amendment No. 1 to Separation Agreement and Release dated November 10, 2004 between Genesis Microchip Inc. and Chandrashekar M. Reddy.

*	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 20, 2003.